UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2024

UNITED AIRLINES HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines Holdings, Inc.	Preferred Stock Purchase Rights	None	The Nasdaq Stock Market LLC
United Airlines, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 15, 2024, United Airlines Holdings, Inc. (“UAL”) and United Airlines, Inc. (“United” and, together with UAL, the “Company,” “we,” “us” or “our”) entered into an Amended and Restated Revolving Credit and Guaranty Agreement (the “Revolving Credit Facility”), among United, as borrower, UAL, as parent and guarantor, the subsidiaries of UAL other than United party thereto from time to time, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Wilmington Trust, National Association, as collateral trustee (the “Collateral Trustee”), which amends and restates in its entirety that certain Revolving Credit and Guaranty Agreement, dated as of April 21, 2021 (as in effect immediately prior to being amended by the Revolving Credit Facility, the “Existing Credit Facility”).

On February 22, 2024, the Company also entered into Amendment No. 2 to Term Loan Credit and Guaranty Agreement (as amended, the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Loan Facilities”), among United, as borrower, UAL, as parent and guarantor, and JPMorgan Chase Bank, N.A., as fronting lender and replacement lender and as administrative agent, pursuant to which that certain Term Loan Credit and Guaranty Agreement, dated as of April 21, 2021 (as in effect immediately prior to being amended by the Term Loan Facility, the “Existing Term Loan Facility”), was amended and restated.

The Revolving Credit Facility provides revolving loan commitments (any loans made thereunder, the “Revolving Loans”) of up to $2.865 billion, which increased the borrowing capacity that was available under the Existing Credit Facility by $1.115 billion, and may be drawn upon by United until February 15, 2029, in the case of any Revolving Loans made by the Extending Lenders (as defined in the Revolving Credit Facility), and April 21, 2025, in the case of any Revolving Loans made by the 2024 Non-Extending Lenders (as defined in the Revolving Credit Facility). The revolving loan commitments of the Extending Lenders equal $2.7 billion and the revolving loan commitments of the 2024 Non-Extending Lenders equal $165 million. United has not made any drawings under the Revolving Credit Facility as of the date of this report.

On February 22, 2024, the term loans under the Existing Term Loan Facility had an outstanding principal amount of $3.87 billion. On February 22, 2024, United (i) used available cash in an amount equal to $1.37 billion to partially prepay the term loans under the Existing Term Loan Facility and (ii) borrowed the entire term loan commitment available under the Term Loan Facility in an amount equal to $2.5 billion and used the proceeds of such term loans (the “Term Loans”) to prepay in full the remaining outstanding principal balance under the Existing Term Loan Facility.

The Revolving Loans, if any, will bear interest at a variable rate equal to Term SOFR, as published by CME Group Benchmark Administration Limited (“Term SOFR”), plus a credit adjustment spread of (x) in the case of any Extending Lender, 0.10% or (y) in the case of any 2024 Non-Extending Lender, 0.11448% for any one month interest period, 0.26161% for any three month interest period, or 0.42826% for any six month interest period (subject to a 0.00% floor for the sum of Term SOFR plus applicable credit adjustment spread); or, at United’s election, another rate based on certain market interest rates (subject to a floor of 1.0%), in each case plus a variable margin based on a corporate ratings grid ranging from 3.00% to 3.50%, in the case of Term SOFR loans, and 2.00% to 2.50%, in the case of loans at other market rates.

The Term Loans will bear interest at a variable rate equal to Term SOFR (subject to a floor of 0.0%); or, at United’s election, another rate based on certain market interest rates (subject to a floor of 1.0%), in each case plus a margin of 2.75%, in the case of Term SOFR loans, and 1.75%, in the case of loans at other market rates, which in each case is 1.00% lower than the margin that applied to term loans under the Existing Term Loan Facility prior to the amendment.

The Loan Facilities are secured on a senior basis by continuing security interests granted by United to the Collateral Trustee for the benefit of the lenders under the Loan Facilities, among other parties, on the following (the “Collateral”), subject to certain exclusions: (i) all of United’s route authorities granted by the U.S. Department of Transportation to operate scheduled service between any international airport located in the United States and any international airport located in any country other than the United States (except Cuba), (ii) United’s rights to substantially all of its landing and take-off slots at foreign and domestic airports, including at John F. Kennedy International Airport, LaGuardia Airport and Ronald Reagan Washington National Airport, and (iii) United’s rights to use or occupy space at airport terminals, each to the extent necessary at the relevant time for servicing scheduled air carrier service authorized by an applicable route authority. The Collateral securing the Loan Facilities also presently secures on a senior basis (i) the Company's 4.375% senior secured notes due 2026, and (ii) the Company's 4.625% senior secured notes due 2029 (such notes, together with the Loan Facilities and such other debt of United from time to time secured on a senior ratable basis by the Collateral, collectively, the “Priority Lien Debt”).

United may be required to pledge additional collateral in the future under the terms of the Loan Facilities. The terms on which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all of its liens on the Collateral pursuant to the Loan Facilities are set forth in a Collateral Trust Agreement, dated as of April 21, 2021 (the “Collateral Trust Agreement”), by and among United, any other grantor from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent under the Term Loan Facility, JPMorgan Chase Bank, N.A., as administrative agent under the Revolving Credit Facility, the Trustee, as trustee for each series of notes, each other secured debt representative from time to time party thereto and the Collateral Trustee. The Loan Facilities do not limit the amount of unsecured debt that we or our subsidiaries may incur or the amount of debt secured by assets other than the Collateral that we may incur.

The Loan Facilities prohibit United from incurring any additional Priority Lien Debt if, among other conditions, after the incurrence thereof the aggregate principal amount of all Priority Lien Debt would exceed the greater of (x) $11.0 billion and (y) such an amount as would cause the Collateral Coverage Ratio (as defined in each Loan Facility) to be equal to 2.00 to 1.00 and the Total Collateral Coverage Ratio (as defined in each Loan Facility) to be equal to 1.0 to 1.0. Additionally, the Loan Facilities prohibit United from incurring any indebtedness secured by junior liens on the Collateral if, among other conditions, after the incurrence thereof the Total Collateral Coverage Ratio would be less than 1.0 to 1.0.

The Revolving Loans, if any, will be repaid in a single installment on its maturity date on February 15, 2029, in the case of any Revolving Loans made by the Extending Lenders, and April 21, 2025, in the case of any Revolving Loans made by the 2024 Non-Extending Lenders.

The Term Loan Facility will be subject to amortization payments of 1.00% per year, payable quarterly, commencing on June 30, 2024. The remaining balance of the Term Loans will be due and payable on its maturity date on February 22, 2031.

The Loan Facilities also contain mandatory prepayment provisions, which may require United in certain instances to prepay obligations owing under the Loan Facilities and/or other Priority Lien Debt in connection with dispositions of collateral or upon failure to comply with a semi-annual minimum Collateral Coverage Ratio (subject to certain cure rights). Additionally, the Revolving Credit Facility requires that we prepay the Revolving Loans if a Change of Control (as defined in the Revolving Credit Facility) occurs and the Term Loan Facility requires that we make an offer to prepay the Term Loans if a Change of Control Triggering Event (as defined in the Term Loan Facility) occurs. United may voluntarily prepay all or a portion of the Term Loans from time to time, at par plus accrued but unpaid interest and, if prepaid in connection with a repricing of the Term Loans within six months after February 22, 2024, plus a prepayment premium of 1.00% of the principal amount subject to such repricing. In no event will a prepayment premium be payable for a mandatory prepayment or acceleration.

The Loan Facilities contain negative covenants that, among other things, limit our ability under certain circumstances to create liens on the Collateral, make certain dividends, stock repurchases, restricted investments and other restricted payments, and consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets. The Loan Facilities also contain financial covenants which require us to maintain the following:

Minimum Collateral Coverage Ratio	1.60:1
Minimum Liquidity (as defined in each Loan Facility)	$2,000,000,000

The Loan Facilities contain events of default customary for similar financings, including a cross-default and cross-acceleration to other material indebtedness. Upon the occurrence and continuation of an event of default (other than an event of default relating to certain bankruptcy or insolvency events of United), the outstanding obligations under the Loan Facilities may be accelerated and become due and payable immediately and our cash may be restricted. Upon the occurrence of an event of default relating to certain bankruptcy or insolvency events of United, the outstanding obligations under the Loan Facilities shall be accelerated and become due and payable immediately.

The Revolving Credit Facility is filed herewith as Exhibit 10.1, and is incorporated by reference herein. The Term Loan Facility is filed herewith as Exhibit 10.2, and is incorporated by reference herein. The foregoing descriptions of the Revolving Credit Facility and the Term Loan Facility are summaries only and are qualified in their entirety by reference to the full text of such documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 15, 2024, among United Airlines, Inc., United Airlines Holdings, Inc., each of the several banks and other financial institutions or entities from time to time party thereto, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and Wilmington Trust, National Association, as collateral trustee

10.2	Amendment No. 2 to Term Loan Credit and Guaranty Agreement, dated as of February 22, 2024, among United Airlines, Inc., United Airlines Holdings, Inc., and JPMorgan Chase Bank, N.A., as fronting lender and replacement lender and as administrative agent

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC. UNITED AIRLINES, INC.

	By:	/s/ Michael Leskinen
	Name:	Michael Leskinen
	Title:	Executive Vice President and Chief Financial Officer

Date: February 22, 2024